Exhibit 99.1

Quality Industrial Corp. Restructures Al Shola Gas Purchase Price Obligations, Supported by $2.0 Million Share Exchange with Fusion Fuel

Fusion Fuel to Issue 500,000 of its Nasdaq-Listed Class A Ordinary Shares to the Al Shola Gas Minority Shareholders, Subject to Closing Conditions, to Satisfy $2.0 Million of QIND’s Purchase Price, in Exchange for $2.0 Million of QIND Common Stock

Restructuring Removes QIND’s Debt Financing, Credit Facility, Equity Line and Bank Guarantee Commitments, Introduces Quarterly Dividends from Al Shola Gas and Grants QIND an Option to Acquire Al Shola Gas Individual Shareholders’ 49% Ownership Interest

San Francisco, CA, October 22, 2026 (GLOBE NEWSWIRE) — Quality Industrial Corp. (OTCID: QIND) (“QIND” or the “Company”), an industrial energy company specializing in liquefied petroleum gas (“LPG”) infrastructure and distribution, today announced that it has entered into an Agreement and Amendment No. 2 to the Share Purchase Agreement, dated as of September 23, 2026 (the “Amendment”), with Al Shola Al Modea Gas Distribution L.L.C. (“Al Shola Gas”) and the three individual shareholders of Al Shola Gas who together hold 49% of Al Shola Gas (the “ASG Shareholders”). The Amendment amends the Share Purchase Agreement dated March 27, 2024, under which QIND acquired 153 of the 300 shares, or 51%, of Al Shola Gas, as previously amended on April 8, 2025 (together, the “SPA”).

Concurrently with the Amendment, QIND entered into a Share Exchange Agreement, dated as of September 23, 2026 (the “Share Exchange Agreement”), with its majority shareholder, Fusion Fuel Green PLC (Nasdaq: HTOO) (“Fusion Fuel”). Under that agreement, and subject to its closing conditions, Fusion Fuel will issue an aggregate of 500,000 of its Class A Ordinary Shares (calculated by dividing $2.0 million by a price per share of $4.00, subject to adjustment for any share consolidation, share split, share dividend or similar event) to the ASG Shareholders, which issuance will satisfy $2.0 million of QIND’s remaining purchase price under the Amendment, and QIND will issue $2.0 million of its common stock to Fusion Fuel as consideration.

Fusion Fuel’s Role in Satisfying $2.0 Million of the Purchase Price

Under the Amendment, $2.0 million of the purchase price is to be satisfied by the issuance of Fusion Fuel’s Class A Ordinary Shares to the ASG Shareholders pursuant to the Share Exchange Agreement, and that portion will not be deemed paid unless and until the shares are actually issued or the Alternative Payment described below is made. Fusion Fuel’s Class A Ordinary Shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”). Fusion Fuel is not a party to the SPA or the Amendment.

As consideration, QIND will issue to Fusion Fuel shares of its common stock with an aggregate value of $2.0 million. The number of shares will be $2.0 million divided by the lower of (i) the closing price of QIND’s common stock immediately preceding the closing date and (ii) the average closing price for the five trading days ending on the trading day immediately preceding the closing date, rounded to the nearest whole share. If the closing under the Share Exchange Agreement occurs, the issuance of the Fusion Fuel shares will satisfy this $2.0 million portion of the purchase price.

Carsten Kjems Falk, Chief Executive Officer and Interim Chief Financial Officer of QIND, commented: “This is a milestone for QIND. The Amendment provides for quarterly dividend distributions from Al Shola Gas commencing from the third quarter of 2026, unless otherwise determined by the Al Shola Gas Board of Directors, which we believe could provide for cash generated by Al Shola Gas to be used by QIND for payment of its obligations and other working capital and general corporate purposes.”

“Under the amended terms, $2.0 million of the purchase price will be satisfied through Fusion Fuel’s issuance of its Nasdaq-listed shares to the Al Shola Gas shareholders, and QIND will issue its own shares to Fusion Fuel in exchange, which we believe further aligns our two companies. Together with the removal of the legacy financing commitments, the 2027 payment schedule, quarterly dividends from Al Shola Gas and our option over the 49% ownership of Al Shola Gas held by the ASG Shareholders, we believe this restructuring puts QIND’s ownership of Al Shola Gas on a firmer footing and resolves any actual or alleged prior defaults under the SPA through the mutual waiver and release.”

Restructured Purchase Price

The total purchase price for QIND’s 51% interest in Al Shola Gas remains $10.0 million. Following the restructuring, and assuming the $2.0 million portion is satisfied through the closing under the Share Exchange Agreement or the Alternative Payment, $6.98 million remains payable on or before December 31, 2027.

Component	Amount	Form of payment	Timing
Previously paid	$1,020,000	Cash	Received by the ASG Shareholders
Fusion Fuel shares	$2,000,000	500,000 Fusion Fuel Class A Ordinary Shares at $4.00 per share (subject to adjustment), or the Alternative Payment if the closing under the Share Exchange Agreement has not occurred by December 31, 2026	At closing of the Share Exchange Agreement
2027 payment	$6,000,000	Any form determined by QIND in its sole discretion, including cash or securities of QIND, its affiliates or any other person, provided any securities are listed on a securities exchange when delivered	On or before December 31, 2027
Cash payment	$980,000	Cash	On or before December 31, 2027
Total	$10,000,000

All purchase price payments are allocated 40% / 40% / 20% among the ASG Shareholders, as above. QIND’s obligation to make the $2.0 million, $6.0 million and $980,000 payments is conditioned on (i) the ASG Shareholders having complied in all material respects with their cooperation obligations for the Share Exchange Agreement closing, and (ii) either that closing having occurred or QIND having made the Alternative Payment.

Additional Terms Benefiting QIND

●	Removal of financing commitments. QIND’s former obligations to provide or arrange debt financing, credit facilities, equity lines, credit lines or bank guarantees for the benefit of Al Shola Gas or the ASG Shareholders are of no further force or effect.

●	Narrowed working capital obligation. The prior working capital provisions are replaced by an obligation to use commercially reasonable efforts to facilitate Al Shola Gas’s purchase of one additional LPG bobtail vehicle of approximately 18,000 liters by December 31, 2026. Al Shola Gas selects the vendor and provides all funds. QIND has no obligation to finance, advance or guarantee any amount.

●	Waiver, release and full satisfaction. The parties mutually waive and release claims relating to any actual or alleged prior defaults under the SPA, including on the timing, amount or form of purchase price payments, the working capital and vehicle obligations, and the debt financing obligations. The ASG Shareholders acknowledge that the restructured purchase price, including the issuance of the Fusion Fuel shares or, if applicable, the Alternative Payment, the revised payment schedule and the deletion of the financing obligations, collectively constitute full and complete satisfaction of all of QIND’s obligations under the SPA arising before the date of the Amendment.

●	Quarterly dividends. Al Shola Gas will make quarterly dividend distributions equal in aggregate to its Profits (as defined in the Amendment) for the previous fiscal quarter, pro rata to equity interests, starting from the third quarter of 2026, unless its Board of Directors determines otherwise. QIND’s pro rata share corresponds to its 51% interest.

●	Call option on the 49% held by the ASG Shareholders. Each ASG Shareholder grants QIND an irrevocable option, exercisable at QIND’s sole discretion on or before March 27, 2027, to buy all or any portion of their Al Shola Gas shares at $65,359.48 per share. That price matches the original $10.0 million valuation for 51%; for all 147 remaining shares it equals approximately $9.61 million. Payment may be made in any form permitted for the purchase price.

●	Right of first refusal. QIND has a 30-day right of first refusal, on the same terms, over any proposed transfer of Al Shola Gas shares by an ASG Shareholder to a third party.

●	Longer restrictive covenants. The period of the ASG Shareholders’ confidentiality, non-competition and non-solicitation restrictions under Section 7.01 of the SPA is extended from two years to four years.

●	Cost sharing. From the third quarter of 2026, the Al Shola Gas Board of Directors may determine that certain costs paid by QIND for Al Shola Gas, including audit fees and administrative expenses, will be shared between Al Shola Gas and QIND.

●	Transfer restrictions controlled by QIND. The Fusion Fuel shares and any other securities delivered to the ASG Shareholders as purchase price are subject to a six-month lock-up, during which they may not be transferred without QIND’s prior written consent. A leak-out then limits each ASG Shareholder’s sales on any trading day to 3% of that day’s total trading volume. Fusion Fuel has agreed to file a registration statement covering the resale of the Fusion Fuel shares no later than 30 calendar days following closing; the filing or effectiveness of the registration statement will not affect the lock-up and leak-out restrictions.

QIND and Fusion Fuel have also mutually waived and released claims arising from their entry into and performance of these agreements, including under the Stock Purchase Agreement dated November 18, 2024 among QIND, Fusion Fuel, Ilustrato Pictures International Inc. and other sellers, solely with respect to these transactions.

Closing Conditions and Alternative Payment

Closing of the Share Exchange Agreement is subject to conditions that, except for a limited ability to waive the accuracy of representations and warranties, the parties cannot waive. These include Nasdaq’s approval of an initial listing application in connection with the transactions contemplated by the November 18, 2024 Stock Purchase Agreement and the issuance of the Fusion Fuel shares, and receipt of all required governmental approvals, including any Nasdaq approvals and any approvals required under the Irish Takeover Panel Act 1997, Takeover Rules. QIND must also deliver accredited investor questionnaires and AML/KYC documentation for each ASG Shareholder. Fusion Fuel is not required to submit or pursue an initial listing application with Nasdaq unless it determines, in its sole discretion, that it will meet the applicable listing requirements at the time.

If the Fusion Fuel shares have not been issued on or before December 31, 2026 because the closing unde the Share Exchange Agreement has not occurred, QIND must, within ten calendar days thereafter, satisfy the $2.0 million portion by paying $2.0 million in cash or delivering other exchange-listed securities valued at $2.0 million in accordance with the Amendment (the “Alternative Payment”).

The foregoing summary is qualified in its entirety by the full text of the Amendment and the Share Exchange Agreement, which QIND has filed as exhibits to a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) on September 25, 2026.

About Quality Industrial Corp.

Quality Industrial Corp. (OTCID: QIND) is an industrial energy company specializing in LPG infrastructure and distribution and a majority-owned subsidiary of Fusion Fuel Green PLC. Through its majority-owned subsidiary, Al Shola Gas, QIND provides consulting, engineering, installation, maintenance and LPG supply services to residential, commercial and industrial customers across the United Arab Emirates.

About Fusion Fuel Green PLC

Fusion Fuel Green PLC (Nasdaq: HTOO) is a diversified energy platform offering a comprehensive suite of energy supply, distribution, and engineering and advisory solutions through its operating businesses Al Shola Gas, Bright Hydrogen Solutions Ltd (“BrightHy Solutions”) and Biosteam Energy (Proprietary) Limited (“BioSteam Energy”). Al Shola Gas provides full-service industrial LPG solutions, including the design, supply, and maintenance of LPG systems, as well as the transport and distribution of LPG across commercial, industrial, and residential sectors. BrightHy Solutions, the Company’s hydrogen solutions platform, delivers engineering and advisory services enabling decarbonization across hard-to-abate industries. BioSteam Energy provides biomass-powered industrial steam solutions to clients. Through Royal Uranium Inc., the Company also holds a portfolio of uranium and natural gas royalty and other interests across Canada, Colombia and Argentina. For more information, please visit www.fusion-fuel.eu.

Forward-Looking Statements

This press release contains forward-looking statements, which involve risks and uncertainties. Forward-looking statements generally relate to future events or QIND’s future financial or operating performance and can be identified by words such as “may,” “will,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” “plan,” “target,” “predict,” “potential,” or the negative of such terms, or other comparable terminology. Forward-looking statements in this press release include, but are not limited to, statements regarding: the anticipated issuance of 500,000 Fusion Fuel Class A Ordinary Shares to the ASG Shareholders and of QIND common stock to Fusion Fuel, and the timing of the closing under the Share Exchange Agreement; the satisfaction of the closing conditions under the Share Exchange Agreement; the expected reduction of QIND’s remaining purchase price obligations; the payment of the remaining purchase price on or before December 31, 2027 and any Alternative Payment; the anticipated quarterly dividend distributions by Al Shola Gas and the use of cash generated by Al Shola Gas; any exercise of the call option or right of first refusal; any cost sharing between Al Shola Gas and QIND; QIND’s facilitation of the purchase of an additional LPG bobtail vehicle by Al Shola Gas; the anticipated filing and effectiveness of a resale registration statement by Fusion Fuel; and the expected benefits of the transactions to QIND, including the alignment of QIND and Fusion Fuel and the strengthening of QIND’s ownership of Al Shola Gas. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

These forward-looking statements are based on current expectations and assumptions and are not guarantees of future performance, conditions, or results. They involve known and unknown risks, uncertainties, and other important factors, many of which are outside QIND’s control, that could cause actual results to differ materially from those expressed or implied, including, without limitation: the risk that the closing conditions under the Share Exchange Agreement, including Nasdaq approval of an initial listing application (which Fusion Fuel is not required to submit unless it determines that it will meet the applicable Nasdaq listing requirements) and any approvals required under the Irish Takeover Panel Act 1997, Takeover Rules, are not satisfied in a timely manner or at all; the risk that QIND is unable to issue the required number of shares of its common stock at closing; QIND’s ability to make the Alternative Payment within ten calendar days after December 31, 2026 if the closing under the Share Exchange Agreement has not occurred; QIND’s ability to pay the remaining $6.98 million on or before December 31, 2027; dilution to QIND’s stockholders from the issuance of common stock to Fusion Fuel at the lower of the prior closing price and the five-day average closing price; QIND’s ability to fund any exercise of the call option; the material uncertainty regarding QIND’s ability to continue as a going concern, including QIND’s matured and unpaid convertible notes and its dependence on external financing, including from Fusion Fuel; the risk that Al Shola Gas does not generate Profits sufficient to support dividend distributions, or that its Board of Directors determines not to make them; the risk that the bobtail vehicle purchase is not completed; the risk that the resale registration statement is not filed or declared effective within the required timeframes; geopolitical instability or armed conflict in the Middle East, including disruptions to shipping through the Strait of Hormuz and the departure of customers from the region, that could disrupt Al Shola Gas’s operations, sales volumes, supply chain and costs in the United Arab Emirates; fluctuations in LPG and other energy commodity prices; foreign currency fluctuations; and the risks and uncertainties described in QIND’s Annual Report on Form 10-K filed with the SEC on March 31, 2026, and its other filings with the SEC. Actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. All forward-looking statements in this press release are qualified in their entirety by the cautionary statements above. QIND does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date hereof, except as required by law.

Contact

Quality Industrial Corp. 505 Montgomery Street, San Francisco, CA 94111 Phone: +1-800-706-0806 Email: info@qualityindustrialcorp.com Investor Relations Website: qualityindustrialcorp.com X: @QualityIndCorp | @Fusion_Fuel

Source: Quality Industrial Corp.